UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2013

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2013, upon the recommendation of the Governance and Nominating Committee of the Board of Directors (the "Board") of Immunomedics, Inc. (the "Company"), the Board increased the size of the Board from seven members to eight members and appointed Richard Sherman to the Board to fill the new vacancy. Mr. Sherman will serve until the Annual Meeting of Stockholders of the Company to be held in 2013.

Mr. Sherman, age 66, is Senior Vice President, Strategic Transactions and General Counsel of TetraLogic Corp., a privately held biopharmaceutical company that focuses on the discovery and development of Smac mimetics, small molecule peptide-mimetic drugs that mimic Smac (Second mitochondrial-derived activator of caspases), for the treatment of cancers ("TetraLogic"). Mr. Sherman also serves as a consultant to the law firm of Goodsill Anderson Quinn & Stifel. Prior to joining TetraLogic in 2012, Mr. Sherman provided consulting services to TetraLogic as Vice President, Strategic Partnering and Transactions at Malvern Consulting Group. From 1975 through 1989, Mr. Sherman served as Deputy General Counsel of SmithKline Beckman Corporation (now GlaxoSmithKline). From 1990 through 1992, Mr. Sherman was a partner in the law firm of Pepper Hamilton LLP. In addition, from 1992 through 2001, Mr. Sherman was founder and managing officer of QED Technologies, Inc., a life science business consulting firm purchased in 1999 by The Omnicom Group. Mr. Sherman is also a principal in a private SBIC Investment fund, CIP Capital, L.P., and a venture partner in the SCP/Vitalife family of funds in suburban Philadelphia. Mr. Sherman is currently a member of the Board of Directors of Functional Technologies Corp., a Vancouver based publicly traded company, Hawaii Biotech, Inc. and Leversense LLC. Mr. Sherman graduated magna cum laude from the University of Nebraska (1968), where he was elected to Phi Beta Kappa. As a Root-Tilden Scholar at the New York University School of Law, he received his Juris Doctor in 1971.

The Board determined that Mr. Sherman has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.

Mr. Sherman shall receive compensation for serving on the Board pursuant to the Company's non-employee director compensation guidelines. On August 15, 2013, the Board approved the grant to Mr. Sherman of stock options to purchase 22,500 shares of Common Stock (the "Stock Options"), at an exercise price equal to $5.11 per share. The Stock Options are fully vested on the date of grant, have a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the director's cessation of service on account of the director's death and upon a change in control of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Immunomedics, Inc., dated August 20, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc. (Registrant)
August 20, 2013 (Date)	/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan President and Chief Executive Officer